EXHIBIT 10.2
DATED 22 November 2005
(1) MITCHELL CLIFFORD CARTWRIGHT
— and —
(2) CINEMASOURCE UK LIMITED
AGREEMENT
for the sale and purchase of
CINEMASONLINE LIMITED

THIS AGREEMENT is made the 22nd day of November 2005
BETWEEN:
(1)	MITCHELL CLIFFORD CARTWRIGHT of 16 Clipper Island, Sandyport, Nassau, Bahamas (the “Seller”); and

(2)	CINEMASOURCE UK LIMITED a company incorporated in the United Kingdom whose registered office is 100 Fetter Lane, London EC4A 1BN, United Kingdom (the “Buyer”).
IT IS AGREED as follows:-
1.	INTERPRETATION
1.1	In this agreement:-

“Accounts”	means the statutory accounts of the Company for the year ended on the Balance Sheet Date;

“Act”	means the Companies Act 1985;

“Balance Sheet Date”	means 31 March 2005;

“Business Day”	means a day (other than a Saturday) on which clearing banks in the City of London are open for the transaction of normal sterling banking business;

“Buyer’s Group”	means the Buyer, any subsidiary of the Buyer, any holding company of the Buyer and any subsidiary of any holding company of the Buyer, from time to time;

“Buyer’s Solicitors”	means Beachcroft Wansbroughs of 100 Fetter Lane, London EC4A 1BN;

“UK Purchase Agreement”	means the agreement for the sale and purchase of the entire issued share capital of the Licensees entered into as of today’s date between the sellers named therein and the Buyer;

“Claim”	means a claim made by the Buyer against the Seller under the provisions of this agreement;

“Company”	means Cinemasonline Limited (Company Number 5161573) details of which are set out in Schedule 1;

“Completion”	means completion of the sale and purchase of the Shares in accordance with this agreement;

“Completion Date”	means the day after today’s date;

“Confidential Information”	means all information not publicly known and which is known to the Seller and which is used in and relates to the Company’s business, its customers or financial or other affairs, including, without limitation, information relating to:-

(a) the marketing of products or services including, without limitation, customer names and lists and other details of customers, financial information, sales targets, sales statistics, market share statistics, prices, market research reports and surveys, and advertising or other promotional materials; or

(b) future projects, business development or planning, commercial relationships and negotiations existing in whatever form;

“Consideration”	means the consideration payable on Completion for the purchase of the Shares as set out in Clause 3;

“Encumbrance”	means any encumbrance or security interest of any kind whatsoever including without limitation a mortgage, charge, pledge, lien, hypothecation, restriction, right to acquire, right of pre-emption, option, conversion right, third party right or interest, right of set-off or counterclaim, equities, trust arrangement or any other type of preferential agreement (such as a retention of title arrangement) having similar effect or any other rights exercisable by or claims by third parties;

“Intellectual Property”	means any and all:-

(a) patents, trade marks, service marks, domain names, registered designs, utility models, applications for and the right to make applications for any of such rights, inventions, Know-How, Confidential Information, unregistered trade marks and service marks, trade and business names, copyrights, (including rights in computer software and in websites) unregistered design rights and other rights in designs and rights in databases;

(b) rights under licences, consents, orders, statutes or otherwise in respect of any rights of the nature specified in paragraph (a) and above; and

(c) rights of the same or similar effect or nature as or to those in paragraphs (b) and (c) above in each case in any jurisdiction;

“Intellectual Property Rights”	means all Intellectual Property licenced to the Licencees by the Company and used by them in, or in connection with its business and/or legally or beneficially owned by the Company;

“Know-How”	means all information not publicly known which is owned by the Company and/or used or required to be used by the Company in or in connection with its business existing in any form (including, but not limited to that comprised in or derived from data, specifications, formulae, experience, drawings, manuals, component, lists, instructions, designs and circuit diagrams, brochures, catalogues and other descriptions) and relating to:

(a) the provision of any services;

(b) the installation, maintenance or use of equipment or processes; or

(c) the rectification, repair, service or maintenance of produces or other equipment;

“Licencees”	Means any or all of UK Theatres Online Limited (No.3850910), Spring Leisure Limited (No. 05102050) and WWW.CO.UK Limited (No. 04285425);

“Sellers’ Solicitors”	means Wacks Caller Solicitors, Steam Packet House, 76 Cross Street, Manchester M2 4JU;

“Shares”	means 1,000 ordinary shares of £1 each in the capital of the Company constituting its entire issued and to be issued share capital as at the date hereof.
1.2	In this agreement, reference to:-
1.2.1	a clause or Schedule is a reference to a clause of or schedule to this agreement;

1.2.2	a document “in the agreed form” is a reference to a document in the form approved by or on behalf of the Buyer and the Seller;

1.2.3	a statutory provision includes a reference to that provision as modified, replaced, amended and/or re-enacted from time to time and any prior or subsequent subordinate legislation made under it and, where the context so requires, references to an Article of the EC Treaty shall include a reference to the equivalent Article in the EC Treaty prior to its re-numbering by the Treaty of Amsterdam;

1.2.4	“costs” includes a reference to costs, charges and expenses of every description;

1.2.5	a “person” includes a reference to an individual, partnership, unincorporated association or body corporate wherever incorporated or situate and includes a reference to that person’s legal personal representatives and successors;

1.2.6	a “subsidiary”, “holding company” and “body corporate” has the respective meaning set out in sections 736 and 740 of the Act;

1.2.7	a “company” has the meaning set out in section 735 of the Act; and

1.2.8	a “subsidiary undertaking” or a “parent undertaking” has the meaning set out in sections 258 and 259 of the Act.
1.3	The Schedules form part of this agreement and shall be interpreted and construed as though they were set out in this agreement.

1.4	The headings to the clauses, Schedules and paragraphs of the Schedules are for convenience only and shall not affect the interpretation or construction of this agreement.

1.5	In construing this agreement, the ejusdem generis principle shall not apply and general words are not to be given a restrictive meaning because they are followed by particular examples intended to be embraced by the general words.

1.6	Unless otherwise stated to the contrary in any particular case, any statement which refers to the knowledge or knowledge and belief of the Seller or is expressed to be “so far as the Seller is aware” or any similar expression shall be deemed to include an additional statement that it has been made after due and careful enquiry of employees and officers of the Company or the Licencees.

1.7	Any agreement, warranty, indemnity, covenant or undertaking on the part of two or more persons shall, except where the contrary is stated, be deemed to be given or made by such persons severally.
2.	SALE AND PURCHASE OF THE SHARES
2.1	The Seller agrees to sell or procure to be sold with full title guarantee and the Buyer agrees to buy, the whole of the legal and beneficial interest in the Shares with all rights attached or accruing to them at the date of Completion.

2.2	The Seller covenants to the Buyer that the Buyer will on Completion be entitled to exercise all rights attached or accruing to the Shares.

2.3	The completion of this agreement is conditional upon the simultaneous completion of the purchase of the UK Purchase Agreement.
3.	CONSIDERATION
3.1	The price for the Shares is the Consideration.

3.2	The Consideration is the sum of US$1,734,400 which will be paid in cash to the Seller and which shall be satisfied at Completion by the electronic transfer of US$1,734,400 to the Buyer’s Solicitors’ U.S. Dollar Client Account at Coutts Bank, 440 The Strand, London WC2R 0QS, Account No 15537140, IBAN GB07COUT18009115537140, SWIFT Code COUT GB 22.
4.	COMPLETION
4.1	Completion shall, subject to the provisions of Clause 5.5, take place at the offices of the Buyer’s Solicitors in London on the Completion Date when all the matters referred to in Clauses 4.2 to 4.4 shall be effected.

4.2	At Completion the Seller shall deliver to the Buyer:-
4.2.1	duly executed transfers of the Shares to the Buyer in the agreed form together with the share certificates for all of the Shares (or an express indemnity in a form satisfactory to the Buyer in the case of any missing certificate;

4.2.2	board resolutions of the Company in the agreed form relating to the matters specified in Clause 4.3;

4.2.3	executed power(s) of attorney in favour of the Buyer in the agreed form, and such duly executed waivers or consents as may be required, to give a good title to the Shares to the Buyer and to enable the Buyer be registered as the holder of the Shares and, pending registration, to exercise all voting and other rights attaching to the Shares;

4.2.4	all the financial and accounting books and records of the Company; and

4.2.5	the statutory books of the Company (duly written up to date as at immediately prior to Completion) and Certificates of Incorporation and Certificate of Incorporation on Change of Name.
4.3	At Completion the Seller shall procure that a board meeting of the Company is held at which the directors:-
4.3.1	approve the registration of the transfers in respect of the Shares referred to in Clause 4.2.1 (subject only to due stamping);

4.3.2	revoke all existing authorities to bankers regarding the operation of the Company’s bank accounts and give relevant authorities in favour of the persons nominated by the Buyer to operate such accounts; and

4.3.3	change the Company’s accounting reference date to 31 December.
4.4	At Completion the Buyer shall:-
4.4.1	pay the Consideration set out in Clause 3 by procuring that the Buyer’s Solicitors shall provide an undertaking in the agreed form to the Seller’s Solicitors and shall effect the electronic transfer referred to therein; and

4.4.2	deliver to the Seller a copy of a resolution of the Buyer’s board of directors (or an authorised committee of that board) authorising the execution and completion of this agreement and the incidental matters referred to herein.
5.	WARRANTIES
5.1	The Seller warrants to the Buyer that each warranty contained in Schedule 2 is true and accurate in all material respects as at the date of this agreement.

5.2	Each of the parties acknowledges that the Buyer is entering into this agreement in reliance upon the warranties contained in Schedule 2 (the “Warranties”). Save as provided in Clause 6, no information of which the Buyer or any member of the Buyer’s Group has constructive or imputed knowledge shall prejudice any claim being made by the Buyer under any of the Warranties nor shall it affect the amount recoverable under any such claim and neither the rights and remedies of the Buyer nor the Seller’s liability in respect of the Warranties shall be affected by any investigation made by or on behalf of the Buyer into the Company.

5.3	Each of the Warranties shall be interpreted as a separate and independent Warranty so that the Buyer shall have a separate claim and right of action in respect of every breach of each Warranty.
6.	LIMITATION ON SELLER’S LIABILITY

The Seller’s liability under the Warranties shall be limited as set forth in Clause 6 of the UK Purchase Agreement.

7.	CONFIDENTIAL INFORMATION AND KNOW-HOW
7.1	The Seller undertakes before and after Completion but subject to Clause 7.2 that he shall:-

7.1.1	not make use of or disclose to any person Confidential Information, Know-How or Intellectual Property belonging to and/or used by the Company up to Completion; and

7.1.2	take all reasonable steps to prevent the use or disclosure of any such Confidential Information, Know-How or Intellectual Property belonging to and/or used by the Company.
7.2	Clause 7.1 does not apply to:-
7.2.1	the use or disclosure of Confidential Information required to be used or disclosed by law provided that the Seller gives the Buyer prior notice of such disclosure or in the course of the employment of Seller by the Company or the Buyer or another member of the Buyer’s Group or as required by the terms of any other contract or agreement to which the Buyer or another member of the Buyer’s Group or the Company is a party;

7.2.2	the disclosure of Confidential Information, Know-How or Intellectual Property to a director, officer or employee of the Buyer or another member of the Buyer’s Group or of the Company whose function requires that he has possession of the Confidential Information Know-How or Intellectual Property Rights;

7.2.3	disclosure of Confidential Information to an adviser for the purpose of advising the Seller but only on terms that Clause 7.1 applies to use or disclosure by the adviser; or

7.2.4	Confidential Information which becomes publicly known except as a result of the Seller’s breach of Clause 7.1.
8.	ANNOUNCEMENTS
8.1	Subject to Clause 8.2 the Seller shall not make or send before or after Completion any announcement, communication or circular relating to the subject matter of this agreement unless such party has first obtained the other party’s written consent to the form and text of such announcement, such consent not to be unreasonably withheld.

8.2	Subject to Clause 8.3, Clause 8.1 does not apply to an announcement, communication or circular:-
8.2.1	required by law or by a Recognised Investment Exchange (as defined by the Financial Services and Markets Act 2000) or by any governmental authority, in which event the party required to make or send such announcement, communication or circular shall, where practicable, first consult with the other party as to the content of such announcement;

8.2.2	made or sent by the Buyer or another member of the Buyer’s Group after Completion to the Company’s customers, clients or suppliers advising them of the change of control of the Company; or

8.2.3	sent by the Buyer or another member of the Buyer’s Group to the Seller’s Solicitors and/or its officers, directors, employees, equity holders, shareholders and professional advisers (“the Authorised Disclosees”) if the Seller’s Solicitors and any Authorised Disclosee agrees to be bound by confidentiality provisions substantially the same as those contained in Clause 8.
8.3	In the event either party is required by law, applicable regulation or judicial process to disclose any information relating to this agreement, such party agrees to:-

8.3.1	promptly notify the other party of the existence, terms and circumstances surrounding such requirement;

8.3.2	consult with the other party on the advisability of taking legally available steps to resist or narrow such request; and

8.3.3	if disclosure of such information is required, exercise its reasonable efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to such information. If such order or assurance is not obtained, the party required to disclose such information shall be permitted to disclose only the portion of such information that it is advised by opinion of counsel is required to be disclosed.
9.	NOTICES
9.1	Any notice or other communication pursuant to, or in connection with, this agreement shall be in writing and delivered personally, or sent by first class pre-paid recorded delivery post (air mail if overseas), to the Buyer at the address specified on page 1 above (or such address as may be notified in writing by the Buyer from time to time) with a copy to Hollywood Media Corp., 2255 Glades Road, Suite 221A, Boca Raton, Fl 33431 USA (Attention: Legal Department), and to each Seller at the address of the Seller’s Solicitors (Ref KP).

9.2	Subject to Clause 8.3, any notice or other communication shall be deemed to have been served:-
9.2.1	if delivered personally, when left at the address referred to in Clause 9.1;

9.2.2	if sent by pre-paid recorded delivery post (other than air mail), two days after posting it; or

9.2.3	if sent by air mail, six days after posting it.
9.3	If a notice is given or deemed given at a time or on a date which is not a Business Day, it shall be deemed to have been given on the next Business Day.
10.	ENTIRE AGREEMENT
10.1	This agreement sets out the entire agreement and understanding between the parties in respect of the sale and purchase of the Shares. It is agreed that:-
10.1.1	the Buyer has not entered into this agreement in reliance upon any representation, warranty or undertaking of any other party which is not expressly set out or referred to in this agreement;

10.1.2	neither party shall have any remedy in respect of any misrepresentation or any untrue statement made by the other party which is not contained in this agreement nor for any breach of warranty which is not contained in this agreement;

10.1.3	this clause shall not exclude any liability for, or remedy in respect of fraud or fraudulent misrepresentation.
10.2	No variation of this agreement shall be effective unless made in writing and signed by or on behalf of both of the parties.

11.	FURTHER ASSURANCE
11.1	The Seller undertakes to provide the Buyer before or after Completion with all documents as he has in his possession or under his control relating to the business and affairs of the Company and for this purpose the Seller shall give the Buyer and any persons authorised by the Buyer reasonable access to all such documents, and the Buyer may, at its cost, copy any such documents.

11.2	The Seller shall:-
11.2.1	at his own cost at any time before and after Completion execute or procure the execution of such documents in a form satisfactory to the Buyer as the Buyer considers reasonably necessary for the purpose of vesting the Shares in the Buyer; and

11.2.2	for a period not exceeding three years from the date of this agreement give to the Buyer such assistance as the Buyer may reasonably require in connection with any dispute or threatened dispute directly or indirectly relating to the Intellectual Property, Know-How and/or the Confidential Information, subject to the Buyer first indemnifying the Seller against any costs hereby incurred by him in such reasonable manner as the Seller shall reasonably request.
12.	INVALIDITY

If any provision of this agreement is held to be unenforceable or illegal, in whole or in part, such provision or part shall to that extent be deemed not to form part of this agreement but the enforceability of the remainder of this agreement shall remain unaffected.

13.	EFFECT OF COMPLETION

This agreement and in particular the Warranties in so far as any of its provisions remain to be, or are capable of being, performed or observed, shall remain in full force and effect after Completion.

14.	WAIVER
14.1	The failure by the Buyer to exercise or delay in exercising any right or remedy under this agreement shall not constitute a waiver of the right or remedy or a waiver of any other rights or remedies the Buyer may otherwise have and no single or partial exercise of any right or remedy under this agreement shall prevent any further exercise of the right or remedy or the exercise of any other right or remedy.

14.2	The Buyer’s rights and remedies contained in this agreement are in addition to, and not exclusive of, any other rights or remedies available at law.
15.	COSTS

The Buyer and the Seller shall pay their own costs in relation to the negotiation, preparation, execution and implementation of this agreement and of each document referred to in this agreement.

16.	ASSIGNMENT
16.1	The Seller agrees that the benefits of this agreement and any documents referred to in it or executed at Completion (including any causes of action arising in connection with any of them) are given to the Buyer for itself and its successors in title and the Buyer and its successors in title may not without the consent of the Seller, such consent not to be unreasonably withheld or delayed, assign the benefits of this agreement.

16.2	Notwithstanding the provisions of Clause 16.1 above, the Buyer may assign the benefits of this agreement to any member of the Buyer’s Group. PROVIDED THAT upon the assignee ceasing to be a member of the Buyer’s Group such benefits shall cease to apply unless they shall have previously been re-assigned to another member of the Buyer’s Group.
17.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

A person who is not a party to this agreement shall have no rights under the Contracts (Rights of Third Parties) Act 1999 to rely upon or enforce any term of this agreement provided that this does not affect any right or remedy of the third party which exists or is available apart from that Act. No party may declare itself as a trustee of the rights under this agreement for the benefit of any third party save as expressly provided in this agreement.

18.	LIMITATION OF TIME

In the event of any claim being made under this agreement the parties shall not plead against such claim the provisions of the Limitation Act 1980 or any other statute or rule of law relating to limitation of time in which an action can be brought or claim made, provided that this Clause 18 is without prejudice to any express provision of this agreement regarding time limits for notifying or making claims.

19.	COUNTERPARTS

This agreement may be executed in any number of counterparts and by each of the parties on separate counterparts (by fax or otherwise) each of which when executed and delivered shall be deemed to be an original, but all the counterparts together shall constitute one and the same agreement.

20.	LAW AND JURISDICTION
20.1	This agreement shall be governed by the jurisdiction of the courts of England and Wales and construed and governed in accordance with the laws of England

20.2	Any and all disputes, controversies or claims arising out of, relating to or in connection with this agreement including any question regarding its existence, validity, scope or termination, shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by one arbitrator (“the Arbitrator”) appointed in accordance with such Rules. The arbitration shall be conducted in the English language in Geneva, Switzerland. Judgment on any award rendered by the Arbitrator may be entered in any court having jurisdiction thereof. Each party shall bear its own costs and expense of such arbitration. The parties shall maintain strict confidentiality with respect to all aspects of the arbitration and shall not disclose the fact, conduct or outcome of the arbitration to any non parties or non participants without the prior written consent of each party to the arbitration, except to the extent required by law, applicable regulation or judicial process or to the extent necessary to recognise, confirm or enforce the final award in the arbitration. In the event either party is required by law, applicable regulation or judicial process to disclose any information relating to the arbitration, such party agrees to comply with the provisions set forth in Clause 8.3 above as if applicable to the arbitration.
SIGNED by or on behalf of the parties on the date which first appears in this agreement.

SCHEDULE 1
Details of the Company

1.	Registered number:	5161573

2.	Previous company names:	None

3.	Registered office:	36 Orchard Road, Lytham St Annes, Lancashire FY81PF

4.	Date and place of incorporation:	23 June 2004, Cardiff

5.	Authorised share capital:	£1000 made up of 1000 ordinary shares of £1 each

6.	Issued share capital:	£1000 made up of 1000 ordinary shares of £1 each

7.	Shareholders	The Seller

SCHEDULE 2
Warranties
1.	SHARE CAPITAL, SUBSIDIARIES AND JOINT VENTURES

Ownership of Shares
1.1	The Seller is the legal and beneficial owner of, and is entitled to sell with full title guarantee on the terms of this agreement without the consent of any third party, the Shares free from Encumbrances.

1.2	The Shares constitute the whole of the Company’s allotted and issued share capital and are fully paid or credited as fully paid.

1.3	There is no Encumbrance on, over or affecting any of unissued shares, debentures or other securities of the Company and no person has the right (whether exercisable now or in the future and whether contingent or not) to call for the issue, allotment, conversion, redemption, sale or transfer of any shares, debentures or other securities of the Company.

Joint Ventures

1.4	The Company is not, and has not agreed to become a member of any partnership or other unincorporated association, joint venture, or consortium (other than a recognised trade association) or other profit or income sharing arrangement.

Branch

1.5	The Company does not have any branch, agency or place of business outside the United Kingdom and does not use its letterhead, books or vehicles or otherwise carry on its business under any name other than its corporate name.
2.	CAPACITY

Authority
2.1	The Seller has the necessary power and authority and has taken all necessary action to enter into and perform this agreement and each of the documents to be executed at or before Completion in accordance with this agreement which will, when executed, become binding and enforceable obligations of the Seller.

2.2	The Seller will not, by virtue of entering into or performing any of his duties under this agreement or any other agreement made or to be made between the Seller and the Buyer, be in breach of any express or implied terms of any contract or of any other obligation binding upon him.
3.	INFORMATION ON COMPANY
3.1	The information contained in Schedule 1 of this agreement is true and accurate in all respects and not misleading.
4.	STATUTORY ACCOUNTS AND RECORDS

4.1	The Company’s accounts, books, ledgers, financial and other records are in its possession or under its control, up-to-date and contain a materially accurate record of all matters required to be entered in them by the Act, accounting practice and other relevant legislation.

4.2	The Accounts have been prepared in accordance with the Companies Acts and with accounting standards, policies, principles and practices generally accepted in the UK and in accordance with the law of that jurisdiction.

4.3	The Accounts have been audited by an auditor or firm of accountants qualified to act as auditors in the UK and the auditors’ report(s) required to be annexed to the Accounts is unqualified.

4.4	The Accounts show a true and fair view of the commitments and financial position and affairs of the Company as at the Balance Sheet Date and of the profit and loss of the Company for the financial year ended on that date.

4.5	The Accounts contain either provision adequate to cover, or full particulars in notes of, all Taxation and other liabilities (whether quantified, contingent, disputed or otherwise) of the Company as at the Balance Sheet Date.

4.6	The Accounts have been filed and laid before the Company in general meeting in accordance with the requirements of the Companies Acts.

4.7	The Accounts have been prepared on a basis consistent with the audited accounts of, as the case may be, the Company for the two prior accounting periods without any change in accounting policies used.
5.	ASSETS AND LIABILITIES
5.1	The Company is not the beneficiary of any loan facilities from any bankers.

5.2	The Company has not created, or agreed to create, any Encumbrance or given, or agreed to give, any guarantee, suretyship, indemnity or similar encumbrance or agreement for the postponement of debt or (except in the ordinary course of business) for lien or set-off.

5.3	The Company is not a party to or subject to any agreement, transaction, obligation, commitment, understanding, arrangement or liability.

5.4	The Company has no assets save for the substantial Intellectual Property Rights which have been created for it by the Seller and Clientserv Limited and which are licenced by it to the Licensees on a basis which is royalty free until 31 December 2005 and terminable on 30 days notice thereafter. The Seller and Clientserv Limited have no subsisting rights or interests in such Intellectual Property Rights.

5.5	Each of the Intellectual Property Rights which have been created by or for the Company (including that created by Clientserv Limited) is:-
5.5.1	valid, subsisting and enforceable and, so far as the Seller is aware, nothing has been done or omitted to be done by which it may cease to be valid and enforceable;

5.5.2	solely legally and beneficially owned by, and validly granted to, the Company free from any lien, licence, encumbrance, restriction on use or disclosure obligation;

5.5.3	used exclusively by the Company and the Licencees; and

5.5.4	not, and so far as the Seller is aware, will not be, the subject of a claim, opposition, challenge or attack from a person including, without limitation, an employee of the Company as to title, subsistence, validity, enforceability, entitlement or pursuant to sections 40 and 41 of the Patents Act 1977 or otherwise.
5.6	All Confidential Information has been kept secret and (save as required in the ordinary course of business) not been disclosed to third parties.

5.7	There is and has been no civil, criminal, arbitration, administrative or other proceeding or dispute in any jurisdiction concerning any of the Intellectual Property Rights and so far as Vendor is aware, no civil, criminal, arbitration, administrative or other proceedings concerning any of the Intellectual Property Rights is pending or threatened. So far as the Vendor is aware (but without having made any enquiry) no matter exists which might give rise to a proceeding of that type.

5.8	The Company has no liabilities or obligations of any kind to any third party of any kind whatsoever, whether past or present and whether actual or contingent.

SIGNATURE PAGE

SIGNED (but not delivered until the date hereof) as a		)
Deed by MITCHELL CLIFFORD MICHAEL		)	/s/ Kevin Philbin as attorney

CARTWRIGHT in the presence of:-)			(Signature)

WITNESS:
Signature:	/s/ Jeffrey Spector		(Date)
Name:	Jeffrey Spector
Address:	255 Clifton Drive South
Latham, St. Anne’s, Lancashire
England, FY8 1HW

Occupation:	Director
(PLEASE COMPLETE IN CAPITALS)

SIGNED (but not delivered until the date hereof) as a		)
Deed on behalf of CINEMASOURCE UK LIMITED		)	/s/ Mitchell Rubenstein

in the presence of:-)			(Signature)

WITNESS:			22 November 2005

Signature:	/s/ James Moakley		(Date)
Name:	James Moakley
Address:	Hollywood Media Corp.
2255 Glades Road, Suite 221A
Boca Raton, FL 33431

Occupation:	Attorney
(PLEASE COMPLETE IN CAPITALS)